Exhibit 99.2

Morningstar to Acquire
Standard & Poor’s Fund Data Business
Questions and Answers

General Questions

Why is Morningstar acquiring Standard & Poor’s fund data business?

With the acquisition of Standard & Poor’s fund data business, we believe Morningstar will have the most extensive global database for managed investment vehicles, including mutual funds, insurance and pension funds, separate accounts, and hedge funds. The combination of Morningstar’s high-quality, industry-standard investment data with Standard & Poor’s international fund data will significantly strengthen our global database and our offerings to investors.

The acquisition complements one of our key growth strategies, which is to expand our brand presence, products, and services internationally. It will give Morningstar a much stronger presence outside the United States, particularly in Europe. We will significantly enhance our institutional software offering, and clients worldwide will benefit from having a stronger, more complete investment data and research solution from a single provider.

Why is Standard & Poor’s selling this business to Morningstar?

We can’t speak on behalf of Standard & Poor’s. We would encourage you to read Standard & Poor’s press release.

How will you integrate Standard & Poor’s fund data business into Morningstar?

We have created an integration team led by Tao Huang, chief operating officer of Morningstar. The team is responsible for developing a detailed integration plan for the smooth transition of this business into Morningstar. We expect to complete the acquisition in March.

How many employees does Standard & Poor’s fund data business have and where are they located?

Approximately 170 employees—110 in Europe, 20 in Asia, and 40 in the United States.

What new markets is Morningstar gaining from this acquisition?

Morningstar currently has operations in 15 countries:

North America:  United States, Canada

Europe:  Spain (Madrid), the United Kingdom (London), France (Paris), Italy (Milan), Germany (Munich), Norway (Oslo), and the Netherlands (Amsterdam)

Asia: China (Hong Kong and Shenzhen), Taiwan (Taipei), Thailand (Bangkok), Japan (Tokyo), Australia (Sydney), and New Zealand (Auckland)

Morningstar has minority ownership interests in companies in Denmark (Copenhagen), Korea (Seoul), Sweden (Stockholm), and Japan (Tokyo).

Standard & Poor’s fund data business has offices in London, Frankfurt, Paris, Madrid, Sydney, Tokyo, Hong Kong, and the United States. When the acquisition of Standard & Poor’s fund data business is completed, Morningstar will add an office in Frankfurt.

Will any employees at Standard & Poor’s or Morningstar lose their jobs as a result of the acquisition?

We will look at all areas of the combined operations to determine the best organizational structure. As with any acquisition, there will be some overlapping functions. We’ll determine our staffing needs as we develop our integration plans, and we’ll let employees know about our plans as soon as possible upon completion of the acquisition.

Will you close any Morningstar or Standard & Poor’s offices?

We know there is some overlap in our operations, and we’ll be carefully reviewing our operational needs in all of our markets. It’s likely that we’ll consolidate some offices over time, and we’ll be evaluating those decisions in the coming weeks and months. For example, we will have two offices in London and Paris, and it makes sense for our employees to work together in one place in the future.

When will you begin marketing products under the Morningstar brand?

As soon as the acquisition is completed.

When do you expect the deal to close?

We expect the acquisition to close in March.

What approvals are required before the transaction is finalized? Do Morningstar’s shareholders need to approve the deal before it’s finalized?

The acquisition is subject to customary closing conditions. Morningstar’s board of directors has approved the transaction. The acquisition does not require a Morningstar shareholder vote.

Who approached whom?  How long have you been in discussions?

As a matter of policy, we will not discuss specific details of the transaction.

Product Questions

What are Standard & Poor’s key offerings within the fund data business?

Standard & Poor’s fund data business includes data on more than 135,000 funds in more than 30 countries. It also includes products such as Workstation, a fund performance and analysis system for asset managers; Data Feeds, a series of data licensed by institutions; Mutual Fund Solutions, customized and integrated Web components, search and screening tools, portfolio alerts, and fund factsheets; and Mutual Fund Expert, a PC-based fund performance illustration tool for financial advisors.

Once Morningstar combines the databases, how many funds will you cover?

Morningstar currently provides data on about 128,000 funds. Standard & Poor’s provides data on more than 135,000 funds. There will be some overlap, and we’ll be able to provide a combined total once we begin integrating the databases.

Will you keep all of its products?

We believe that Morningstar and Standard & Poor’s product lines complement each other well, and we’ll strive to continue to deliver the highest quality, most complete fund data in the industry. While it’s too early to provide specific details, as with any acquisition we make, we’ll talk to clients about their preferences and how they are using the products. Then we’ll complete a detailed analysis of both of our product lines and create product development, sales, and marketing plans accordingly.

Will Morningstar change the prices of any former Standard & Poor’s products?

Clients will receive the same products, and Morningstar will honor contracts and pricing.

Should Standard & Poor’s clients continue to call Standard & Poor’s with questions about its products?

Current Standard & Poor’s fund data clients should continue to contact their respective client representatives with questions about data, product delivery, product support issues, and billing matters. Once the acquisition is completed, a Morningstar or former Standard & Poor’s client representative will be available to address client needs.

One of our top priorities is to make sure that clients continue to receive high-quality services, without any disruption. We’ll continue to build on our tradition of responding to market needs, and will work hard to ensure a smooth integration for our new and existing clients.

Will Morningstar offices be able to support Standard & Poor’s products?

Yes, once the acquisition is completed, clients of Standard & Poor’s former fund data business will be able to contact any Morningstar office and get the service and support they need.

Where will Standard & Poor’s get its fund data after the transition?

Standard & Poor’s will license certain mutual fund data from Morningstar.

How do Morningstar’s and Standard & Poor’s fund ratings and rankings differ?  If Standard & Poor’s is keeping its fund ratings business, how will that affect the Morningstar Ratings?  What about the Standard & Poor’s rankings?

The Morningstar Rating (also known as the “star rating”) is a quantitative measure of a fund’s historical load-adjusted performance, both risk and return, as measured from one to five stars. The Morningstar Rating uses focused comparison groups to better measure manager skill. Funds are rated and ranked within the Morningstar Category classification system, which identifies funds based on their actual investment style as measured by their underlying portfolio holdings.

A Standard & Poor’s fund rating is a forward-looking opinion of the quality of a fund’s management, based on a qualitative analysis of its investment management process and consistency of approach. In most markets, funds are graded AAA (highest quality), AA (very high), and A (high). The Standard & Poor’s fund ranking (one to five stars) is a quantitative assessment of the past performance of a mutual fund compared to its peers in its respective style group.

Standard & Poor’s is keeping its fund rating business. Standard & Poor’s fund rankings are part of the data business Morningstar is acquiring. Over time, however, Morningstar will replace the Standard & Poor’s rankings with its methodology.

What will happen to Standard & Poor’s Fund Awards?

Standard & Poor’s Fund Awards in the United States, Australia, New Zealand, and Asia (including China and Japan) are not affected by the sale.

In Europe, Morningstar will be acquiring the methodology and support staff for the current quantitatively based fund awards. However, all of this year’s fund awards will continue to run under Standard & Poor’s name as usual.

Financial Questions

What are the financial terms of the deal?

The purchase price is $55 million in cash for Standard & Poor’s fund data business, subject to post-closing adjustments.

Is Morningstar taking on debt or issuing stock to finance the transaction?

No. The transaction is an all-cash deal.

What are the revenues for Standard & Poor’s fund data business?

McGraw-Hill, which owns Standard & Poor’s, does not publicly disclose the revenue produced by its various business units. Morningstar discloses business segment revenue, revenue for our largest five products, and our international revenue. In addition, after we complete the acquisition of Standard & Poor’s fund data business, we plan to continue our practice of disclosing a total for revenue contributed by all acquisitions for our subsequent earnings press releases.

Are you planning to issue pro forma financials for the combined company?

No. We are not required to issue pro forma financials because of the size of the transaction.

Do you anticipate any other costs related to the acquisition? What impact will it have on Morningstar’s earnings?

We won’t have a detailed cost estimate until we complete a comprehensive integration plan and business review of the combined company. Because Morningstar’s policy is not to issue earnings forecasts or guidance, we’re not able to make any comments about the potential impact on our earnings.

Is this Morningstar’s largest acquisition to date?

No. Morningstar acquired Ibbotson Associates, a leading provider of asset allocation research and services, in March 2006. Morningstar paid about $83 million for Ibbotson. The Standard & Poor’s acquisition is not our largest, but it’s an important strategic move for us.

Morningstar acquired three companies in 2006. Do you expect to make more acquisitions this year? How does the Standard & Poor’s deal fit Morningstar’s overall acquisition strategy?

We’ll continue to look at potential acquisitions that help us further our mission of creating great products that help investors meet their financial goals and fit our business model of leveraging fixed investments in databases and core skill sets. In reviewing potential acquisitions, we focus on transactions that:

•                  Offer a good strategic fit with our mission of creating great products that help investors reach their financial goals

•                  Help us build our investment databases, research capabilities, technical expertise, or customer base faster and more cost effectively than we could if we built them ourselves

•                  Offer a good cultural fit with our entrepreneurial spirit and brand leadership

How will you keep investors informed about the acquisition?

Morningstar will address any additional investor questions about the acquisition through our monthly investor Q&As, which are posted on our Web site the first Friday of every month and also available in Form 8-Ks furnished to the SEC. If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:  Morningstar, Inc., Investor Relations, 225 West Wacker Drive, Chicago, IL 60606.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.